Exhibit 10.20

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”), is made and entered into as of September 9, 2013 (the “Effective Date”), by and between Wattles Capital Management, LLC (“Holder”), Setal 10 Trust (“Purchaser”) and U.S. Dry Cleaning Services Corporation (the “Company”).

WHEREAS, on March 15, 2012, Holder invested an aggregate amount of $499,900 in a 10% Senior Secured Original Issue Discount Convertible Debenture (the “Senior Debenture”) due March 31, 2015 issued by the Company, a Warrant to purchase 274,945 shares of common stock of the Company (which represents the original Principal Amount divided by Two Dollars ($2.00) a share) at an exercise price of Two Dollars ($2.00) a share (the “Warrant”), and certain rights attached to or benefiting the Debenture or Warrant (the “WCM Rights”) set forth in that Letter Agreement, dated February 21, 2012, a copy of which is attached hereto as Exhibit A (the “Wattles Agreement”); and

WHEREAS, the parties now desire that in exchange for Six Hundred Thirty-Five Thousand Four Hundred Twenty-Eight Dollars and Forty-Four Cents ($635,428.44), which includes all accrued interest on the Senior Debenture through the Effective Date (the “Purchase Price”), to be paid by Purchaser to Holder, Holder shall assign its right, title and interest in and to the Debenture, the Warrant, and the WCM Rights to Purchaser.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

1.                                      Payment of Purchase Price.  Concurrently with the execution of this Agreement, Purchaser shall pay the Purchase Price to Holder by delivery of a check payable in immediately available funds or by wire transfer to an account designated by Holder.

2.                                      Assignment.  Effective immediately upon receipt of the Purchase Price, Holder sells, assigns, transfers and conveys unto Purchaser, without recourse, all right, title and interest of Holder to and under the Debenture, the Warrant, and all of the WCM Rights, including the right to force the conversion of other convertible debt instruments, the right to appoint members to the Company’s Board of Directors and other rights specifically defined in the Letter Agreement.

3.                                      Representations and Warranties of Holder and the Company.

a.                                      Ownership of Debenture.  Holder has good and marketable right, title and interest (legal and beneficial) in and to the Debenture, free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind.  Upon payment of the Purchase Price in accordance with this Agreement, Holder will convey the Debenture to Purchaser free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind.

b.                                      Organization; Authorization.  Holder has full power and authority to enter into this Agreement.  The execution, delivery and performance by Holder of this Agreement has been duly authorized by all requisite action by Holder and the Company. This Agreement constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

c.                                       No Consent Required.  No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Holder is a party, is required for the execution, delivery or performance by Holder of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

d.                                      No Conflict.  Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Holder is a party or by which Holder or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, Holder or (iii) any statute, law or rule to which Holder is subject.

e.                                       Broker; Finder’s Fee.  No agent, broker, person or firm acting on behalf of Holder is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

4.                                      Representations and Warranties of Purchaser.

a.                                      Organization; Authorization.  Purchaser has full power and authority to enter into this Agreement.  The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all requisite action by Purchaser and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

b.                                      No Consent Required.  No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Purchaser is a party, is required for the execution, delivery or performance by Purchaser of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

c.                                       No Conflict.  Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Purchaser is a party or by which Purchaser or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, Purchaser or (iii) any statute, law or rule to which Purchaser is subject.

d.                                      No Further Representations.  Purchaser hereby represents that it is purchasing the Warrant and WCM Rights, as is, with no further representations and warranties by WCM and with no right or recourse whatsoever against WCM with regard to WCM’s right, title and/or interest (legal and beneficial) in and to the Warrant and WCM Rights.

5.                                      Miscellaneous.

a.                                      Entire Agreement.  This Agreement constitutes the entire agreement between Holder, Purchaser and the Company concerning its subject matter and supersedes all prior oral and written communications between Holder, Purchaser and the Company with respect to the subject matter contained herein.

b.                                      Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

c.                                       Attorneys’ Fees.  If any party to this Agreement commences an action against another party to this Agreement to interpret or enforce any of the terms of this Agreement, or because of the other party’s breach of any provision set forth in this Agreement, the losing party shall pay the prevailing party’s reasonable attorneys’ fees, costs and expenses, court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

d.                                      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HOLDER	WATTLES CAPITAL MANAGEMENT, LLC

/S/ MARK WATTLES
Mark Wattles, Managing Member

PURCHASER	SETAL 10 TRUST

/S/ LESTER E. TAYLOR, JR.
Lester E. Taylor, Jr., Trustee

COMPANY	US DRY CLEANING SEVICES CORPORATION

/S/ TIMOTHY N. STICKLER
Timothy N. Stickler, General Counsel and Secretary

EXHIBIT A

WATTLES AGREEMENT

Filed an Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.